Cary, NC
Contact:  Shawn Poe, CFO   919-677-4019

Ply Gem Reports First Quarter 2009 Results

May 19, 2009, Ply Gem Holdings, Inc. (“Ply Gem” or the “Company”), a leading manufacturer of residential exterior building products in North America, today announced first quarter 2009 net sales of $182.8 million, a 28.7% decrease from the $256.4 million for  the same period in 2008.
Adjusted EBITDA for the first quarter of 2009 was $(13.3) million compared to $5.2 million for the first quarter of 2008.
Net loss for the first quarter was $62.6 million as compared to a net loss of $21.8 million for the first quarter of 2008.
Gary E. Robinette, President and CEO, said “Ply Gem's first quarter sales and EBITDA results reflect the challenging market conditions that continue to exist in the housing market today.  We continue to pursue the initiatives that are helping us compete effectively in this historic housing slump.  We continue to realign our cost structure for current and future market demand.  At the same time, we are focused on maximizing cash flow and outperforming the market place in all business units, allowing us to emerge stronger when the housing market recovers.”
Ply Gem, headquartered in Cary, N.C., is committed to helping North America’s homebuilders, remodelers, architects, distributors, dealers and retailers do more than build homes. Ply Gem wants to help them build their business. The Company offers an unmatched solution to exterior building product needs with a portfolio that includes leading window, door, siding and accessories, stone veneer, fence and rail brands so there is something for every project. Ply Gem siding brands include Mastic® Home Exteriors, Variform®, NAPCO®, United Stone Veneer, Kroy®, Cellwood®, Georgia Pacific, DuraBuilt®, Richwood®, Leaf Relief® and Monticello® Columns. Ply Gem Windows manufactures and markets vinyl, vinyl-clad, wood-clad, aluminum-clad, and aluminum window and patio door brands including Ply Gem® Windows, CWD® Windows and Doors and Great Lakes® Window. The Company’s brands are sold through short-line and two-step distributors, pro dealers, home improvement dealers and big box retailers. Ply Gem employs more than 4,700 people across North America. Visit www.plygem.com for more information.
Ply Gem management will host a conference call on May 19, 2009 at 11:00 a.m. EST to report first quarter results.  To participate please call 866-700-5192 and use call confirmation number 92000082.

Note: As used herein, the term “Ply Gem” refers to Ply Gem Holdings, Inc. and all its subsidiaries, including Ply Gem Industries, Inc., unless the context indicates otherwise.  This term is used for convenience only and is not intended as a precise description of any of the separate corporations.

This document and oral statements made from time to time by our representatives may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on the Company’s current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements.  Important factors impacting such forward-looking statements include the availability and cost of raw materials and purchased components, the level of construction and remodeling activity, changes in general economic conditions, the rate of sales growth, and product liability claims.  The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.  For further information, please refer to the reports and filings of the Company with the Securities and Exchange Commission.

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PLY GEM HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the three months ended
	April 4, 2009	March 29, 2008
	(Amounts in thousands)

Net sales	$182,751	$256,373
Costs and expenses:
Cost of products sold	169,691	225,881
Selling, general and administrative expenses	40,962	39,862
Amortization of intangible assets	4,906	4,914
Total costs and expenses	215,559	270,657
Operating loss	(32,808)	(14,284)
Foreign currency loss	(88)	(551)
Interest expense	(33,756)	(23,074)
Interest income	65	203
Loss before benefit for income taxes	(66,587)	(37,706)
Benefit for income taxes	(3,949)	(15,864)
Net loss	$(62,638)	$(21,842)

The accompanying notes are an integral part of this unaudited condensed consolidated statement of operations.

1.   The accompanying unaudited condensed consolidated statements of operations of Ply Gem Holdings, Inc. (the “Company”) do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.  In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.  Operating results for the period January 1, 2009 through April 4, 2009 are not necessarily indicative of the results that may be expected for the year ending December 31, 2009.

The selected balance sheet data for the periods presented in Note 4 has been derived from the December 31, 2008 audited consolidated financial statements of Ply Gem Holdings, Inc. and the unaudited condensed consolidated financial statements of Ply Gem Holdings, Inc. as of April 4, 2009, and does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

The Company’s fiscal quarters are based on periods ending on the last Saturday of the last week in the quarter.  Therefore the financial results of certain fiscal quarters will not be exactly comparable to the prior and subsequent fiscal quarters.

2.   We define Adjusted EBITDA as net income (loss) plus interest expense (net of interest income), provision (benefit) for income taxes, depreciation and amortization, non-cash foreign currency gain/(loss), goodwill impairment charges, customer inventory buybacks, and restructuring and integration costs. Other companies may define Adjusted EBITDA differently and, as a result, our measure of Adjusted EBITDA may not be directly comparable to Adjusted EBITDA of other companies.  Management believes that the presentation of Adjusted EBITDA included in this press release provides useful information to investors regarding our results of operations because it assists both investors and management in analyzing and benchmarking the performance and value of our business.  Although we use Adjusted EBITDA as a financial measure to assess the performance of our business, the use of Adjusted EBITDA is limited because it does not include certain material costs, such as interest and taxes, necessary to operate our business.  Adjusted EBITDA included in this press release should be considered in addition to, and not as a substitute for, net earnings in accordance with GAAP as a measure of performance in accordance with GAAP. You are cautioned not to place undue reliance on Adjusted EBITDA.

	Ply Gem Holdings, Inc.
	(Amounts in thousands)
	For the three months ended
	April 4, 2009	March 29, 2008
Net loss	$(62,638)	$(21,842)
Interest expense, net	33,691	22,871
Benefit for income taxes	(3,949)	(15,864)
Depreciation and amortization	13,896	16,026
Non cash loss on currency transaction	88	551
Customer inventory buyback	1,685	231
Restructuring/integration expense	3,890	3,198
Adjusted EBITDA	$(13,337)	$5,171

3.	Long-term debt amounts in the selected balance sheets at April 4, 2009 and December 31, 2008 consisted of the following:

	April 4, 2009	December 31, 2008
	(Amounts in thousands)

Senior secured asset based revolving credit facility	$70,000	$60,000
Senior subordinated notes due 2012, net
of unamortized premium of $136 and $146	360,136	360,146
Senior secured notes due 2013, net of
unamortized discount of $5,703 and $5,960	694,297	694,040
	$1,124,433	$1,114,186

4.	The following is a summary of selected balance sheet amounts at April 4, 2009 and December 31, 2008:

	April 4, 2009	December 31, 2008
	(Amounts in thousands)

Cash and cash equivalents	$17,215	$58,289
Accounts receivable, less allowances	106,409	90,527
Inventories	106,318	123,412
Prepaid expenses and other current assets	22,807	19,985
Property and equipment, net	163,407	170,011
Intangible assets, net	188,698	193,604
Goodwill	390,685	390,779
Accounts payable	48,090	59,603
Long-term debt	1,124,433	1,114,186
Stockholder's deficit	(305,663)	(242,628)